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Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is made this 28th day of May, 2003, by and between B&N 141-302, LLC (“Landlord”) and Seattle Genetics, Inc. (“Tenant”).

RECITAL

This Landlord and Tenant are parties to that certain Lease dated December 1, 2000 (the “Lease”), for premises located at 21823 30th Drive SE, Bothell, Washington 98021 (the “Premises”).

Concurrent with the Lease, Tenant entered into a Pledge Agreement, an Account Control Agreement, and an Account Management Agreement (collectively the “Pledge Documents”) for a pledge of securities and other collateral to be held in an account (the “Pledge Account”) in satisfaction of security deposit requirements of the Lease.

Pursuant to the Lease, Tenant was further entitled to a Tenant Improvement Allowance as set forth in paragraph D of Exhibit C of the Lease.

Landlord and Tenant wish to modify the provisions of Section 4 of the Lease providing for reduction of the amount held in the Pledge Account, and modifying the time period within which Tenant may draw the Tenant Improvement Allowance, all as more fully set forth herein.

Any capitalized terms not otherwise defined in this First Amendment shall have the meanings assigned in the Lease.

AGREEMENT

Now, therefore, for good and valuable consideration, the parties hereto agree as follows:

1. There is hereby added a new section 4.4 as follows:

4.4 Modifications to Section 4.3.

a. In 2001, Tenant achieved a capitalized value in excess of $[***] which, pursuant to Section 4.3, reduced the required Security Deposit and Pledge Account to $[***] (a “Capitalized Value Reduction”). Subsequent reductions in Tenant’s capitalized value would, under the terms of the Lease, require reversal of the Capitalized Value Reduction. Landlord confirms, however, that it has waived the requirement of such reversal for the period up to the date hereof. Landlord’s waiver has relied, among other factors, on Tenant’s representation and warranty that it was not aware of any defaults by either Landlord or Tenant under the Lease or Pledge Documents nor any event or condition that if left uncured would constitute a default with the passage of time, which representation and warranty Tenant hereby confirms as of the date of this First Amendment.

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b. From and after the date hereof, the following provisions shall govern the required amount of the Security Deposit and Pledge Account: The Security Deposit and Pledge Account may remain at $[***], provided that if the capitalized value of Tenant reduces below $[***], or if the cash and cash equivalents, including short and long term investments in marketable securities, restricted investments, and interest receivables associated with investments in marketable securities, held by Tenant free and clear of all liens and pledges except the Pledge Account falls below $[***], or if Tenant’s total stockholder equity established pursuant to GAAP falls below $[***], then the Capitalized Value Reduction shall be reversed and the amount of the Security Deposit and Pledge Account shall be restored to the full amount required but for the Capitalized Value Reduction. Thereafter, the Capitalized Value Reduction shall be reinstituted if Tenant’s capitalized value reaches a value of $[***], and shall be reversed again if the capitalized value thereafter reduces below $[***] or if Tenant’s unpledged cash and equivalents (plus amounts held in the Pledge Account) fall below $[***], or if Tenant’s total stockholder equity falls below $[***], and so on from that point with capitalized value trigger points of $[***] and $[***] respectively, a cash and equivalents trigger point of $[***], and a total stockholder equity trigger point of $[***]. However, in no event shall the Security Deposit and Pledge Account in any circumstances fall below $[***] as provided for under Section 4.3 of the lease.

2.	Additional Security.

a. As additional security for Tenant’s performance of its obligations under the Lease, Tenant agrees to provide Landlord with a first lien security interest in all of its furniture, fixtures and equipment excepting only leased photocopiers (the “Pledged Personalty”) as set forth in the Security Agreement and UCC-1 filing attached hereto as Exhibit A. In the event the Pledge Account is increased to [***] ($[***]), Landlord agrees to release its security interest in the Pledged Personalty, provided that if a Capitalized Value Reduction thereafter occurs, Tenant agrees to execute a new security interest in the Pledged Personalty, and no such Capitalized Value Reduction shall be effective unless Tenant is able at such time to grant Landlord a first lien security interest in the Pledged Personalty. Landlord shall be entitled to realize on the Pledged Personalty to cure any monetary defaults of Tenant under the Lease (whether defaults in periodic payments, reimbursements or indemnifications), and may seek such recovery against the Security Deposit and/or the Pledged Personalty in such order as Landlord may see fit in accordance with the terms of the Lease and the Security Agreement.

b. Concurrent with filing the UCC-1, Tenant shall provide Landlord with a UCC-1 insurance policy satisfactory to Landlord. Tenant shall be responsible for the costs of the first UCC-1 insurance policy. In the event Landlord elects to require future UCC-1 insurance policies following any subsequent Capitalized Value Reductions, the cost of the subsequent UCC-1 insurance policies shall be shared equally between Landlord and Tenant.

3. Tenant Improvement Allowance. Landlord and Tenant agree that there remains [***] ($[***]) in unexpended Tenant Improvement Allowance pursuant to Exhibit C of the Lease. Landlord hereby agrees that Tenant may draw the remaining Tenant Improvement Allowance pursuant to the terms of Exhibit C of the Lease at any time prior to [***], provided

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that Tenant shall not be entitled to draw any portion of the remaining Tenant Improvement Allowance unless Tenant is in full compliance with the requirements of Section 4 of the Lease (as the same may be modified from time to time).

4. Except as specifically set forth herein, the Lease is and remains in full force and effect.

B&N 141-302, LLC A Washington limited liability company		Seattle Genetics, Inc., A Delaware corporation

By:	Washington Capital Management, Inc. Its Manager	By:	/s/ Clay B. Siegall
		Its:	President & CEO

By:	/s/ Patrick Malley
Patrick S, Malley Vice President, Real Estate

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EXHIBIT A

SECURITY AGREEMENT

This Agreement is entered into by Seattle Genetics, Inc., a Delaware corporation (“Debtor”), with its chief executive office located at the address set forth after its signature below, in favor of B&N 141-302, LLC, a Washington limited liability company (“Secured Party”), with an office located at 1301 Fifth Avenue, Suite 1500, Seattle, Washington 98101-2632.

In consideration of extensions of credit or other financial accommodations, now existing or hereafter made, Debtor represents and warrants to, and agrees with Secured Party, as follows:

1. Definitions. As used in this Agreement:

“Collateral” means all of the Furniture, Fixtures and Equipment of Debtor set forth in Exhibit A, located at 21823 30th Drive SE, Bothell, WA and now owned or hereafter acquired by Debtor, including Proceeds and Products of the foregoing, excepting any leased photocopiers.

“Default” means any event referred to in section 4 of this Agreement.

“Obligations” means any monetary obligations of Debtor (whether scheduled or unscheduled payments, deposits, required reimbursements or indemnifications) under that certain Lease between Debtor and Secured Party dated December 1, 2000, as amended by First Amendment dated May 28, 2003 (the “Lease Amendment”), for premises located at 21823 30th Drive SE, Bothell, WA to the extent such monetary obligations are not paid as and when due.

“UCC” means the Uniform Commercial Code (“UCC”). Any capitalized term used but not defined in this Security Agreement shall have the meaning given to the term in the UCC.

2. Security Interest. Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in and to the Collateral, to secure the prompt and unconditional payment and performance of the Obligations.

3. Debtor’s Covenants.

a. Liens. Debtor shall, at its own expense keep the Collateral free of all liens and encumbrances except (i) the security interest of Secured Party, (ii) liens arising in connection with taxes or other governmental charges or assessments which are not yet due and payable or are being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principles, (iii) liens of

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carriers, warehousemen and vendors and other similar liens imposed by law incurred in the ordinary course of business for sums not overdue more than 45 days or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principles, (iv) purchase money liens that will be discharged upon Debtor’s payment of the purchase price for the applicable property, to the extent such liens relate solely to the property so purchased and (v) other liens, provided that the aggregate amount of indebtedness secured by such other liens does not exceed $[***] at any time.

b. Location, Removal, Sale or Disposition. All Collateral is located solely within the State of Washington at 21823 30th Drive SE, Bothell, Washington, 98021 (the “Premises”). Without the prior written consent of Secured Party, Debtor will not remove the Collateral from the Premises, nor sell or dispose of the Collateral, nor hold the Collateral for sale or lease to third parties, other than removals, sales or other dispositions (i) of obsolete or worn-out Collateral or (ii) in the ordinary course of business.

c. Insurance. Debtor will keep the Collateral continuously insured against fire, theft, malicious mischief, and such additional hazards as are presently included in Special Form (also known as “all-risk”) insurance coverage. The policy will value the property using replacement cost. The lender’s loss-payable endorsement will be added to the policy naming Secured Party. Upon execution of this Agreement and periodically upon renewal of the policy or policies, Debtor will deliver a certificate of insurance providing evidence of coverage to Secured Party. In the event of loss, Secured Party shall have full power to collect any and all proceeds of insurance upon the Collateral and to apply the same at its option to any obligation secured hereby, whether or not matured, or to the restoration or repair of the Collateral. Secured Party shall have no liability whatsoever for any loss that may occur by reason of the omission or lack of coverage of any such insurance. Debtor shall not enter into any final settlement of any claim under any insurance policy on the Collateral without the prior written consent of Secured Party.

d. Expenditures by Secured Party. Debtor will reimburse Secured Party upon demand for any expenditures by Secured Party for the maintenance, protection and preservation of the Collateral or Secured Party’s security interest in the Collateral, including taxes, levies, insurance and repairs, and for the collection, repossession, holding, preparation and sale or other disposition of or realization upon the Collateral. In no event shall Secured Party have any obligation to make such expenditures nor any liability for failing to make them.

e. Governmental Charges. Debtor shall pay before delinquency all taxes, assessments and other governmental charges which are or may become a lien on any of the Collateral, except that no charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of the Collateral or any interest in the Collateral and (iii) adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principles.

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f. Access and Review. Secured Party shall at all times, upon reasonable advance notice, have the right to inspect any of Debtor’s records relating to the Collateral and the right to obtain copies of those records. Secured Party shall at all times, upon reasonable advance notice, have the right to visit Debtor’s premises during regular business hours to inspect the Collateral.

4. Defaults. Each of the following shall be a default (“Default”) under this Agreement:

a. Any material default or event of default, after notice and opportunity to cure in accordance with the terms of the Lease and the Lease Amendment, on any of the Obligations, whether or not the Obligations have been accelerated; or

b. Any failure fully and timely to comply with any provision of this Agreement, if such failure shall continue for five (5) business days after notice of such failure;

c. Any transfer, disposition, levy, attachment or execution on, or seizure of, any of the Collateral; or

d. Dissolution, termination of existence, insolvency or bankruptcy of Debtor or appointment of a receiver to take possession of any of the Collateral.

5. Rights and Remedies of Secured Party.

a. General. In addition to the rights and remedies granted to Secured Party in this Agreement, Secured Party shall at all times have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the state of Washington and under all other applicable laws.

b. Remedies. After the occurrence, and during the continuance, of a Default, Secured Party may take any one or more of the following actions in its sole discretion:

(i) Pay or perform any obligation of Debtor, which Debtor is required by this Agreement to pay or perform and add the amount so paid to the Obligations secured hereby.

(ii) Enter the premises of Debtor and take custody of, sell or remove the Collateral, without notice or demand and without judicial process, liability for trespass or the responsibility to post a bond or other financial undertaking.

(iii) Require the Debtor to assemble the Collateral, and make it available to Secured Party at Debtor’s premises or at any other location selected by Secured Party, where it

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will remain at Debtor’s expense pending sale or other disposition. Debtor acknowledges and agrees that any failure by it to assemble the Collateral and make it available to Secured Party will constitute a threat of imminent and irreparable harm to Secured Party which will entitle Secured Party to seek a court order or injunction: (A) appointing a receiver to take possession of the Collateral and sell or otherwise realize upon the Collateral and apply the proceeds to the Obligations; and/or (B) directing Debtor to assemble the Collateral and make it available to Secured Party as required by this Security Agreement. Debtor agrees that Secured Party shall be entitled to such relief upon and after a Default regardless of whether Debtor is solvent or insolvent, and regardless of whether Secured Party is oversecured or undersecured, and regardless of any other fact or event other than the existence of a Default. Debtor expressly waives any right to require either Secured Party or the receiver to post a bond or other security or financial undertaking as a condition to obtaining any such order or injunction. All fees of the receiver shall become a part of the Obligations payable upon demand by Secured Party.

(iv) Sell, lease or otherwise dispose of the Collateral and apply the proceeds thereof to the Obligations. If notice of sale or disposition of Collateral is required, ten (10) calendar days notice of any intended sale or other disposition of the Collateral shall be deemed to be reasonable.

(v) Secured Party may comply with any applicable State or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

c. Deficiency. Debtor shall pay any deficiency remaining after application of the net proceeds of the Collateral to the Obligations.

6. Waiver of Defenses. Debtor agrees that Secured Party may enforce this Agreement without the necessity of resorting to or exhausting any security or collateral and without the necessity of enforcing any guarantees. Debtor hereby waives the right to require Secured Party to proceed against any other person or entity, including, without limitation, any other guarantor named herein, to foreclose any lien on any real or personal property, or to exercise any right or remedy with respect to the Obligations.

7. Effectiveness. This Agreement shall remain in full force and effect until (i) all of the Obligations shall have been indefeasibly paid in full in cash, and (ii) this Agreement shall have been terminated in writing by Secured Party.

8. Legal Expenses. In the event of any Default under this Agreement, any of the Obligations or any guaranty of any of the Obligations, or in the event that any dispute arises relating to the interpretation, enforcement or performance of any of the foregoing, Secured Party shall be entitled to collect from Debtor on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys. Without limiting the generality of the foregoing, Debtor shall pay all such costs and expenses incurred in connection with: (a) trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Debtor, any guarantor or other party liable for any of the Obligations or any party having any interest in any

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security for any of the Obligations; (c) judicial or nonjudicial foreclosure on any security for any of the Obligations; (d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Agreement; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

9. Interest on Expenditures. All expenditures, fees, costs and other amounts for which Debtor is required to reimburse Secured Party under this Agreement shall be payable upon demand and shall bear interest at the rate of twelve percent (12%) per year or the highest rate permitted by law whichever is lower.

10. Perfection. Debtor shall take all actions and execute all documents reasonably required by Secured Party in order to perfect the security interests granted in this Agreement. Debtor hereby authorizes and appoints Secured Party as its attorney-in-fact to execute such financing statements describing the Collateral and other documents as may be necessary or appropriate in Secured Party’s reasonable judgment to perfect such security interests. Such power is coupled with an interest and shall be irrevocable until all the Obligations shall have been indefeasibly paid and performed in full.

11. Governing Law. This Security Agreement shall be governed by, and construed in accordance with the laws of the state of Washington.

12. Binding Effect. This Security Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons who become bound as a debtor to this Security Agreement.

13. Entire Agreement; Amendment. This Agreement and the other written documents, instruments and agreements entered into in connection with this Agreement and the Obligations contain the complete and final expression of the entire agreement of the parties. No provision of this Agreement may be amended, modified, waived or supplemented, except by a writing signed by the parties sought to be charged with the amendment, modification, waiver or supplementation. No waiver by Secured Party of any Default shall be a waiver of any other Default.

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DATED this 28th day of May 2003.

B&N 141-302, LLC, a Washington
limited liability company

By: Washington Capital Management, Its Manager

By:	/s/ Patrick Malley
Patrick S. Malley
Its:	Vice President, Real Estate

Address:	1301 Fifth Avenue, Suite 1500,
Seattle, Washington 98101-2632.

Seattle Genetics, Inc., a Delaware corporation

By:	/s/ Clay B. Siegall
Its:	President & CEO

Address: 21823 30th Drive SE Bothell, WA 98021